Exhibit 1.1

EXECUTION VERSION

Ford Motor Credit Company LLC

Notes Due Nine Months or More from the Date of Issue

Amendment to Selling Agent Agreement

March 26, 2012

To the Agents listed on

the signature page hereto:

Reference is made to the Selling Agent Agreement dated May 13, 2011 (the “Selling Agent Agreement”) between Ford Motor Credit Company LLC (the “Company”), Incapital LLC (the “Purchasing Agent”), Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc., Morgan Stanley & Co. Incorporated, RBC Capital Markets, LLC and Wells Fargo Advisors, LLC (collectively, the “Agents”).  The Company, the Purchasing Agent and the other Agents agree as follows:

(1)           All capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in the Selling Agent Agreement.

(2)           The Selling Agent Agreement is hereby amended (“Amendment”) as follows:

(a)           to revise the definition of “Registration Statement” to refer to the automatic registration statement on Form S-3 ASR (Registration Statement No. 333-180342) filed by the Company under the Securities Act of 1933, as amended, with the Securities and Exchange Commission on March 26, 2012.

(b)           to revise the definition of “Notes” to be an aggregate principal amount of $5,985,554,000 of the Company’s Notes Due Nine Months or More from the Date of Issue, of which $985,554,000 aggregate principal amount has been sold through the date of this Amendment.

(3)           For all other purposes, the Selling Agent Agreement is hereby reaffirmed in its entirety.

(4)           Each of the Company, the Purchasing Agent and the other Agents hereby acknowledges receipt of this Amendment.

(5)           This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State.

(6)           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the 26th day of March, 2012.

FORD MOTOR CREDIT COMPANY LLC

By:	/s/ Marion B. Harris
	Name:	Marion B. Harris
	Title:	Assistant Treasurer

Selling Agent Agreement Signature Page

Confirmed and accepted
as of the date first above written:

INCAPITAL LLC

By:	/s/ Brad Walker
	Name:	Brad Walker
	Title:	Managing Director

Selling Agent Agreement Signature Page

Confirmed and accepted
as of the date first above written:

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED

By:	/s/ Matthew Basler
	Name:	Matthew Basler
	Title:	Managing Director

Selling Agent Agreement Signature Page

Confirmed and accepted
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Chandru M. Harjani
	Name:	Chandru M. Harjani
	Title:	Director

Selling Agent Agreement Signature Page

Confirmed and accepted
as of the date first above written:

MORGAN STANLEY & CO. LLC

By:	/s/ Yurij Slyz
	Name:	Yurij Slyz
	Title:	Executive Director

Selling Agent Agreement Signature Page

Confirmed and accepted
as of the date first above written:

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
	Name:	Scott G. Primrose
	Title:	Authorized Signatory

Selling Agent Agreement Signature Page

Confirmed and accepted
as of the date first above written:

WELLS FARGO ADVISORS, LLC

By:	/s/ Kristin Maher
	Name:	Kristin Maher
	Title:	Senior Vice President

Selling Agent Agreement Signature Page